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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of Excelsior Funds of our reports dated October 18, 1996, relating to the financial statements and financial highlights of Excelsior Institutional Money Fund, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in the Statement of Additional Information.




PRICE WATERHOUSE LLP
Boston, Massachusetts
December 27, 1996